Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-230570) on Form S-3 and (Nos. 333-235583, 333-252407, 333-276167, and 333-283920) on Form S-8 of our report dated September 30, 2025, with respect to the consolidated financial statements of United Natural Foods, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Minneapolis, Minnesota
September 30, 2025